CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Loto, Inc.

We hereby consent to the inclusion in the foregoing Amendment No. 1 to the Registration Statement on Form S-1 of our report dated June 9, 2009 with respect to our audit of the consolidated financial statements of Loto, Inc. as of May 31, 2009 and for the period from inception (September 16,2008) to May 31, 2009.

We further consent to the reference to our firm under the caption “Experts” appearing in the Prospectus of such Registration Statement.

Partiz & Company, P.A.
Certified Public Accountants

Hackensack, New Jersey
July 16, 2009